UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2008

STAPLES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-17586	04-2896127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Hundred Staples Drive, Framingham, MA	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 508-253-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06     Material Impairments

As a result of the Corporate Express integration efforts to consolidate trade names, brands and other intellectual property under the Staples, Inc. (“Staples”) global brand name, Staples concluded on October 29, 2008, that certain trade names no longer had an indefinite useful life.   Staples performed an impairment analysis, and based on the updated fair value of the trade names, management concluded that the trade names associated with the brands Staples obtained from its 2002 Guilbert S.A. acquisition were impaired.  A non-cash, pre-tax impairment charge of approximately $120 million will be recorded in its results of operations for the third quarter of fiscal year 2008 ending on November 1, 2008.  The estimated impact of this impairment charge is approximately $0.11 per fully diluted share.  The impairment is not expected to result in any future cash expenditures.

Item 7.01     Regulation FD Disclosure

On October 29, 2008, Staples announced estimated results for its third quarter of fiscal year 2008 ending on November 1, 2008.  Staples also announced that it will hold its 2008 Analyst and Investor Conference on October 30, 2008, from 9:00 a.m. to 2:00 p.m. (ET). The event will include presentations from the management team and will provide updates on the company’s financial outlook, strategies and growth initiatives.   This event is being webcast and can be accessed at Staples’ Web site at http://investor.staples.com.  Staples’ press release is furnished as Exhibit 99.1.

Forward Looking Information

Certain information contained in this Current Report on Form 8-K constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including the information on the non-cash impairment charge.  These forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and substantial risk, including the review of Staples’ assessment by our outside auditor and changes in management’s assumptions and projections.  The reader is urged to consider all such factors.  The actual non-cash charge may differ materially from what has been estimated.  All of our forward-looking statements are as of the date of this Current Report on Form 8-K only, and except as may be required by law or SEC rule or other requirement, Staples does not undertake to update or revise any forward-looking statements to reflect actual results, changes in assumptions, estimates or projections, or other circumstances occurring after the date hereof.

Item 9.01     Financial Statements and Exhibits

The exhibit listed on the Exhibit Index immediately preceding such exhibit is furnished as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2008	Staples, Inc.

		By:	/s/ Kristin A. Campbell
Kristin A. Campbell
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 29, 2008